                                                                 EXHIBIT 4.12(a)


                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
                 SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT
                  BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF
                EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT OR
                   PURSUANT TO AN EXEMPTION FROM REGISTRATION
                                 UNDER SAID ACT

                               MORGANTOWN OL1 LLC,
                                 as Owner Lessor

                     SERIES A LESSOR NOTE DUE JUNE 30, 2008

         $89,586,459.87                                        December 19, 2000

                        Morgantown OL1 LLC (herein called the "Owner Lessor",
                                                               ------------
           which term includes any successor person under the Indenture hereinafter referred to), a Delaware limited liability company and wholly owned subsidiary of SEMA OP1 LLC, a Delaware limited liability company (the "Owner Participant") acting pursuant to that certain LLC Agreement (L1) effective as of December 15, 2000 (as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and, where applicable, the terms of the other Operative Documents, the "Lessor
                                                                        ------
           LLC Agreement") between the Owner Participant and Wilmington Trust
           -------------
           Company (the "Trust Company"), hereby promises to pay to State Street
                         -------------
           Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee, or its registered assigns, the principal sum of Eighty Nine Million Five Hundred Eighty Six Thousand Four Hundred Fifty-nine And 87/100 Dollars, which is due and payable in a series of installments of principal on the Payment Dates and in the amounts set forth in Annex A hereto; provided, however, that the final
                                        --------  -------
           principal payment hereon shall in any and all events equal the then outstanding principal balance hereof. Interest shall be due and payable in arrears on each Interest Payment Date and on the date the Lessor Note is paid in full at the rate of 8.625% per annum (subject to the second following paragraph, with respect to a Registration Default or a Reporting Cessation, as defined below) on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. This Lessor Note shall bear interest, to the maximum extent permitted by Requirements of Law, at the Overdue Rate on any part of the principal amount hereof, and on any interest or other amounts due hereunder, not paid when due (whether at stated maturity, by acceleration or otherwise), for the period the same is past due, payable on demand of the holder hereof.

                        Capitalized terms used in this Lessor Note which are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture of Trust, Mortgage and Security Agreement, dated as of December 19, 2000 (as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and, where applicable, the terms of the other Operative Documents, the "Indenture"), between the Owner Lessor and State Street Bank and
                ---------
           Trust Company of Connecticut, National Association, not in its individual capacity but solely as trustee (the "Lease Indenture
                                                           ---------------
           Trustee").
           -------

                        The Facility Lessee has entered into a Registration Rights Agreement dated December 18, 2000 (as the same may from time to time be amended, amended end restated, supplemented or otherwise modified in accordance with the terms thereof and, where applicable, the terms of the other Operative Documents, the "Registration Rights
                                                            ------------ ------
           Agreement"), with the Initial Purchasers described therein. Pursuant
           ---------
           to the Registration Rights Agreement, if an Exchange Offer is not consummated or, if applicable, a Shelf Registration Statement (as each such term is defined in the Registration Rights Agreement) does not become effective on or prior to the date which is 365 days after the Closing Date (each, a "Registration Default"), additional
                                      ------------ -------
           interest (in addition to the interest otherwise payable with respect to this Lessor Note) shall accrue on this Lessor Note until but not including the date on which the Exchange Offer is consummated or the Shelf Registration Statement becomes effective, at the rate of 0.50% per annum, which additional interest shall be payable hereon at the times, in the manner and subject to the same terms and conditions set forth herein and in the Indenture, as nearly as may be, as though the interest rate set forth above had been increased by 0.50% per annum. In the event that the Facility Lessee ceases to maintain its status as a reporting company under the Securities Exchange Act of 1934, as amended (such Act, the "Exchange Act" and such cessation, a
                                   -------- ---
           "Reporting Cessation")(it being understood that no Reporting
            --------- ---------
           Cessation shall be deemed to occur if the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or any successor body will not accept the information and reports of the Facility Lessee to be filed pursuant to the Exchange Act), additional interest (in addition to the interest otherwise payable with respect to this Lessor Note) shall thereafter accrue on this Lessor Note until but not including the date on which such Reporting Cessation shall cease to exist (and provided no other Reporting Cessation shall then be continuing) at a rate of 0.50% per annum, which additional interest shall be payable hereon at the times, in the manner and subject to the same terms and conditions set forth herein and in the Indenture, as nearly as may be, as though the interest rate set forth above had been increased by 0.50% per annum. Anything in the foregoing to the contrary notwithstanding, in the event that a Registration Default and a Reporting Cessation shall have occurred and be continuing at the same time, the maximum amount of additional interest to accrue on this Lessor Note as set forth above shall be 0.50% per annum.

                        All payments of principal and interest and all other amounts to be made by the Owner Lessor hereunder or under the Indenture shall be made only from the income and proceeds from the Indenture Estate and the Owner Lessor and Lease Indenture Trustee shall have no obligation for the payment thereof except to the extent that the Lease Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate to enable such payments to be made in accordance with the terms of the Indenture. Each holder hereof, by its acceptance of this Lessor Note, agrees that (a) it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the holder hereof as above provided , (b) none of the Lease Indenture Trustee, Owner Participant, the Equity Investor, any OP Guarantor, the Owner Manager or the Trust Company, or any Affiliate of any thereof, is, or shall be, personally liable to the holder hereof for any amounts payable under this Lessor Note or under the Indenture or for any liability under the Indenture, except as expressly provided in the Indenture and (c) any such amounts shall be non-recourse to the assets of each of the Lease Indenture Trustee, the Owner Participant, the Equity Investor, any OP Guarantor, the Owner Manager or the Trust Company, or any Affiliate of any thereof.

                        Principal, Make-Whole Premium (if any) and interest and other amounts due hereunder or under the Indenture shall be payable in Dollars by wire transfer of immediately available funds on the due date thereof to the Lease Indenture Trustee's Account (by wire transfer of immediately available funds if not otherwise specified) or to such other account as the holder hereof shall have designated to the Owner Lessor in writing. Payment to the Lease Indenture Trustee must be received by 12:00 (noon), New York time. If any sum payable hereunder or under the Indenture falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day and, if paid on such Business Day, the payment thereof shall be without penalty or interest (unless calculation of such amount is based on actual days elapsed) or other adjustment.

                        The holder hereof, by its acceptance of this Lessor Note, agrees that each payment of principal and interest or other amounts received by it hereunder shall be applied, first, to the
                                                              -----
           payment of interest on this Lessor Note (as well as any interest on overdue principal, and, to the extent permitted by law, interest and other amounts hereunder) due and payable to the date of such payment as hereinabove provided, second, to the payment of the principal of,
                                    ------
           and Make-Whole Premium, if any, then due hereunder, and third, to the
                                                                   -----
           extent permitted under the Indenture, the balance, if any, remaining thereafter, to the payment of the principal amount of, and Make-Whole Premium, if any, hereunder.

                        This Lessor Note is one of the Lessor Notes, and one of the Initial Lessor Notes, referred to in the Indenture which have been or are to be issued by the Owner Lessor pursuant to the terms of the Indenture. The Indenture Estate is held by the Lease Indenture Trustee as security for the Lessor Notes. Reference is hereby made to the Indenture for a statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Lessor Note and of the rights and obligations of the holders of, and the nature and extent of the security for, the other Lessor Notes, as well as for a statement of the terms and conditions of the trusts created thereby. By its acceptance of this Lessor Note, each holder hereof agrees to all of the terms and conditions in the Indenture and in the Participation Agreement referred to therein expressed to be binding on the Lease Indenture Trustee or a holder of a Lessor Note.

                        There shall be maintained the Note Register for the purpose of registering this Lessor Note and registering transfers and exchanges of Lessor Notes at the principal office of the Owner Manager in the manner provided in Section 2.8 of the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, the Lessor Notes are exchangeable for Lessor Notes of the same series, of any authorized denominations and of like aggregate original principal amount, as requested by the holder hereof surrendering the same.

                        Except as otherwise provided in Section 2.8 of the Indenture, prior to the due presentment for registration of transfer of this Lessor Note, the Owner Lessor and the Lease Indenture Trustee shall deem and treat the Person in whose name this Lessor Note is registered on the Note Register as the absolute owner and holder hereof for the purpose of receiving payment of all amounts payable with respect to this Lessor Note and for all other purposes whether or not this Lessor Note is overdue, and neither the Owner Lessor nor any holder hereof shall be affected by any notice to the contrary. All payments made on this Lessor Note in accordance with the provisions of this paragraph shall be valid and effective to satisfy and discharge the liability on this Lessor Note to the extent of the sums so paid and neither the Lease Indenture Trustee nor the Owner Lessor shall have any liability in respect of such payment.

                        This Lessor Note is subject to redemption solely as required by Section 2.11 of the Indenture, to purchase by the Owner Lessor or the Owner Participant as provided in Section 2.10 of the Indenture and to assumption by the Facility Lessee in accordance with
           Section 2.12 of the Indenture. If at any time a Lease Indenture Event of Default shall have occurred and be continuing, this Lessor Note may, subject to certain rights of the Owner Lessor and Owner Participant contained or referred to in the Indenture, be declared, and under certain circumstances shall automatically be deemed to be declared, due and payable, all upon the conditions, in the manner and with the effect provided in the Indenture.

                        By its acceptance hereof, the holder of this Lessor Note agrees that the Owner Manager is executing this Lessor Note on behalf of the Owner Lessor solely in its capacity as Owner Manager under the Lessor LLC Agreement and not in its individual capacity and in no case shall the Trust Company (or any entity acting as Owner Manager under the Lessor LLC Agreement) be personally liable in respect of the obligations stated to be those of the Owner Lessor or the Owner Participant hereunder.

                        In circumstances set forth in Section 2.12 of the Indenture, the obligations of the Owner Lessor under this Lessor Note may, subject to the conditions set forth in Section 2.12 of the Indenture, be assumed in whole by the Facility Lessee in accordance with Section 2.12 of the Indenture, in which case the Owner Lessor shall be released and discharged from all such obligations. In connection with such an assumption, the holder of this Lessor Note may be required to exchange this Lessor Note for a new Lessor Note evidencing such assumption.

                        THIS LESSOR NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE, WITH THE LAWS OF THE STATE OF NEW YORK.

                        IN WITNESS WHEREOF, the Owner Lessor has caused this Lessor Note to be executed in its name by the Owner Manager by an officer of the Owner Manager thereunto duly authorized, as of the date hereof.

                                       MORGANTOWN OL1 LLC, AS Owner Lessor

                                       By: WILMINGTON TRUST COMANY, not in its
                                       individual capacity, but solely as Owner
                                       Manager under the LLC Agreement

                                       By: /s/ W. Chris Sponenberg
                                           ------------------------------------
                                           Name: W. Chris Sponenberg
                                           Title: Assistant Vice President